Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Shareholder Services – Statements and Reports,” “General Information - Independent Registered Public Accounting Firm,” and “Financial Statements and Report of Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated February 28, 2025, and each included in this Post-Effective Amendment No. 302 to the Registration Statement (Form N-1A, File No. 2-29901) of AB Cap Fund, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated January 28, 2025, with respect to the financial statements and financial highlights of AB Small Cap Value Portfolio, AB All China Equity Portfolio and AB Mid Cap Value Portfolio (three of the funds constituting AB Cap Fund, Inc.) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended November 30, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

February 27, 2025